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SCHEDULE 14A (RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SEEBEYOND TECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	2)	Form, Schedule or Registration Statement No.:
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2004

To the Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SeeBeyond Technology Corporation, a Delaware corporation (the "Company"), will be held on Thursday, June 3, 2004 at 10:00 a.m., local time, at The Ritz-Carlton 1401 South Oak Knoll, Pasadena, California 91106, for the following purposes:

1.
To elect two (2) Class I directors to serve for the ensuing three (3) years and until their successors are duly elected and qualified.

2.
To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the 2004 fiscal year.

3.
To approve the Company's amended and restated 1998 Stock Plan.

        We may also transact such other business as may properly come before the meeting or any adjournment thereof. The foregoing matters are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 2, 2004 are entitled to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope for that purpose. Your stock will be voted in accordance with the instructions you have given on the proxy. Any stockholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

FOR THE BOARD OF DIRECTORS
MARK BROOKS Vice President, Legal & Business Affairs and General Counsel

Monrovia, California
May 3, 2004

        IMPORTANT: YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

SEEBEYOND TECHNOLOGY CORPORATION
800 E. ROYAL OAKS BLVD.
MONROVIA, CALIFORNIA 91016
(626) 471-6000

PROXY STATEMENT FOR 2004
ANNUAL MEETING OF STOCKHOLDERS

        The enclosed Proxy is solicited on behalf of the Board of Directors of SeeBeyond Technology Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, June 3, 2004 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Ritz-Carlton 1401 South Oak Knoll, Pasadena, California 91106.

        These proxy solicitation materials were mailed on or about May 3, 2004 to all stockholders of record on April 2, 2004 (the "Record Date").

INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the above address of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Voting and Solicitation

        Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named as proxies in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

        Each stockholder is entitled to one vote for each share of common stock on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" OR "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

        The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone or telegram.

Record Date

        Stockholders of record at the close of business on April 2, 2004 are entitled to notice of the meeting and to vote at the meeting.

Deadline for Receipt of Stockholder Proposals

        Stockholders of the Company may submit proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the annual meeting of stockholders to be held in the year 2005, stockholder proposals must be received by the Secretary of the Company no later than March 5, 2005, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

        The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder fails to comply with the advance notice provision discussed above for stockholder proposals, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2004 Annual Meeting.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

        Two (2) Class I directors are to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two (2) nominees named below, each of whom is presently a director of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the substitute nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director at this meeting will continue until the Annual Meeting of Stockholders held in 2007 or until the director's successor has been elected and qualified.

Vote Required; Recommendation of Board of Directors

        The two (2) candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW:

Name	Age	Principal Occupation
John W. Buckley	70	Professor Emeritus of Accounting, the Anderson School at U.C.L.A.; Buckley & Associates, Principal
Steven A. Ledger	44	Managing Member, Tamalpais Partners, LLC

        John W. Buckley has served as a member of the Board of SeeBeyond since February 2003. Since July 1964, Mr. Buckley has been a professor of accounting at U.C.L.A., and currently serves as a professor emeritus of accounting at the Anderson School at U.C.L.A. Since August 1978, Mr. Buckley has served as Principal of Buckley & Associates, a consulting firm at which he has served as an expert witness. Mr. Buckley holds a Ph.D. in accounting from the University of Washington in Seattle, Washington, and an M.B.A. from the University of Washington.

        Steven A. Ledger has served as a member of the Board of SeeBeyond since June 1996. Since July 2002, Mr. Ledger has also been a Managing Member of Tamalpais Partners, LLC, an investment management firm. From July 1999 to December 2002, Mr. Ledger served as a Managing Member of eCompanies Venture Management, LLC, a venture capital firm. From January 1994 to June 2000, Mr. Ledger served as Managing Member of Storie Advisors, LLC, an investment management firm that invests in emerging growth companies, and from November 1993 to June 2001 he served as Managing Partner of San Francisco Sentry Investment Group, an investment firm. Mr. Ledger holds a B.A. degree in economics from the University of Connecticut.

Directors Not Standing for Election in 2004

        The members of the Board of Directors who are not standing for election at this year's Annual Meeting are set forth below.

Name	Age	Class and Year in Which Term Expires	Principal Occupation
James T. Demetriades	42	Class III, 2006	Chief Executive Officer and Founder of SeeBeyond Technology Corporation
Raymond J. Lane	57	Class III, 2006	General Partner, Kleiner Perkins Caufield & Byers
Salah M. Hassanein	83	Class II, 2005	President, SMH Entertainment, Inc.; Consultant, Ascent Media Group

        James T. Demetriades has served as Chief Executive Officer since he founded SeeBeyond in 1989. Mr. Demetriades also served as our Chairman of the Board from our inception to September 2001 and as President from our inception until August 2003. Prior to founding SeeBeyond, Mr. Demetriades was employed by Information Concepts, Inc. where he managed development of software for use in the insurance industry. Mr. Demetriades then worked for a division of American Medical International designing and building custom interfaces between software systems. Mr. Demetriades is a founding member of the ANSI standards group HL7 and a California Institute of Technology Fellow. Mr. Demetriades holds a B.S. degree in computer science and economics from Loyola Marymount University, Los Angeles.

        James T. Demetriades is the brother of Alex Demetriades, our Executive Vice President, Products. There are no other family relationships between any of our executive officers and directors.

        Raymond J. Lane has served as our Chairman of the Board since September 2001 and as a member of the Board of SeeBeyond since May 1998. Mr. Lane has been a General Partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since July 2000. Prior to joining Kleiner Perkins, Mr. Lane served as President and Chief Operating Officer of Oracle Corporation from July 1996 to July 2000. From October 1993 to June 1996, Mr. Lane served as Executive Vice President and President of Worldwide Operations at Oracle. From June 1992 to September 1993, Mr. Lane served as a Senior Vice President at Oracle and as President of Oracle USA. Prior to joining Oracle, Mr. Lane was a Senior Vice President and Managing Partner of the Worldwide Information Technology Group at Booz-Allen & Hamilton from July 1986 to May 1992. He served on the Booz-Allen & Hamilton Executive Committee and its Board of Directors from April 1987 to May 1992. Mr. Lane is also a member of the Board of Trustees of Carnegie-Mellon University and serves on the Board of Directors of Special Olympics International. Mr. Lane is a director of Quest Software, Inc., Marimba Inc. and FreeMarkets, Inc. Mr. Lane received his B.S. degree in mathematics from West Virginia University.

        Salah M. Hassanein has served as a member of the Board of SeeBeyond since July 1996. Since 1986, Mr. Hassanein has been President of SMH Entertainment, Inc., a business consultancy. Since June 2000, Mr. Hassanein has served as a consultant to the Ascent Media Group (formerly known as the Liberty Livewire Corporation and previous to that, the Todd-AO Corporation), a motion picture and television post-production company. From July 1996 to June 2000, Mr. Hassanein was President and Chief Executive Officer of the Todd-AO Corporation. From July 1994 to July 1996, Mr. Hassanein served as President and Chief Operating Officer of the Todd-AO Corporation.

Compensation of Directors

        Our non-employee directors are compensated in the amount of $3,000 for their service and attendance at Board meetings, in the amount of $1,000 for their service and attendance at Committee meetings, and in the amount of $500 for their service and telephonic attendance at any such meetings. Our directors also are reimbursed for any reasonable expenses they incur in order to attend Board or Committee meetings.

Board Meetings and Committees

        The Board of Directors of the Company held six meetings during fiscal 2003. During 2003, each Board member attended 75% or more of the meetings held by the Board and each committee member, attended 75% or more of the meetings held by the committees on which he served.

        The Audit Committee consists of three non-employee directors: Messrs. Buckley (chairman), Ledger and Hassanein. Prior to his resignation from the Board of Directors in February 2003, George Still served as Chairman of the Audit Committee. Prior to his resignation from the Board of Directors in December 2003, Karl Newkirk was a member of the Audit Committee. The Audit Committee reviews the financial statements and the internal financial reporting system and controls of the Company with the Company's management and independent auditors, recommends resolutions for any dispute between the Company's management and its auditors, and reviews the services provided to the Company by its auditors. The Audit Committee held seven meetings in 2003.

        The SeeBeyond Board of Directors has determined that the following directors are independent pursuant to applicable SEC rules and regulations and the rules of The Nasdaq Stock Market, Inc.: Buckley, Hassanein, Lane and Ledger.

        The SeeBeyond Board of Directors has determined that John Buckley, Chairman of the Audit Committee, is an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002.

        The charter for the Audit Committee was amended by the Board of Directors in July 2003. A copy of the Audit Committee charter, as amended to date, is attached as Appendix A to this Proxy Statement.

        The Compensation Committee consists of three non-employee directors: Messrs. Lane (chairman), Ledger and Hassanein. Prior to his resignation from the Board of Directors in February 2003, George Still served on the Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies, administers the Company's stock option plans and employee stock purchase plan and establishes and reviews general policies relating to compensation and benefits of our employees. The Compensation Committee held three meetings in 2003.

        The Compensation Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, each of whom must at all times meet all other applicable federal securities and NASDAQ listing requirements to qualify as an independent director. The charter of the Committee is available on the Company's website at www.seebeyond.com under "About Us—Corporate Governance."

        The Corporate Governance and Nominating Committee was formed in April 2004 and has not yet held a meeting. The Corporate Governance and Nominating Committee consists of three non-employee directors: Messrs. Ledger (chairman), Hassanein and Lane. The Corporate Governance and Nominating Committee identifies and recommends qualified candidates for election to the SeeBeyond Board of Directors, reviews current trends and practices in corporate governance and recommends to the Board of Directors the adoption of programs and policies pertinent to the Company. The Committee also reviews any proposals made by stockholders in connection with the annual meetings of stockholders and makes recommendations to the Board of Directors for action on such proposals. In addition, the Committee reviews the composition and evaluates the performance of the Board of Directors and the committees of the Board of Directors, and reviews conflicts of interest of members of the Board of Directors and corporate officers. The charter of the Committee is available on the Company's website at www.seebeyond.com under "About Us—Corporate Governance." The charter of the Committee requires that all members of the Committee shall be independent directors under all applicable SEC rules and regulations and Nasdaq Stock Market rules. The SeeBeyond Board of Directors has determined that each of the current members of the Corporate Governance and Nominating Committee are independent pursuant to applicable SEC rules and regulations and Nasdaq rules.

Stockholder Communication with the Board of Directors

        To communicate with the Board of Directors as a whole, with non-employee directors, with a Board committee or with specific individual directors, shareholder correspondence may be directed to the General Counsel at 181 W. Huntington, Suite 110, Monrovia, California 91016. The Board of Directors' policy is to have all stockholder communications compiled by the General Counsel and forwarded directly to the Board, the Committee or the director(s) as indicated in the correspondence. All correspondence will be forwarded to the appropriate party. The Board of Directors reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

        Stockholders who wish to recommend a candidate for nomination to the Company's board of directors to the Corporate Governance and Nominating Committee may do so by writing to the Company's Corporate Secretary at 181 W. Huntington, Suite 110, Monrovia, California 91016 and providing the candidate's name, biographical data and qualifications, including business and educational background. The Committee will evaluate any director candidates submitted by stockholders in the same manner as candidates identified by the Committee.

Corporate Governance Matters

        SeeBeyond adopted a Code of Business Ethics and Conduct in July 2003 that applies to all of SeeBeyond's employees, including its executive officers, and its directors. The Code of Business Ethics and Conduct is available on the Company's website at www.seebeyond.com under "About Us—Corporate Governance."

        The Board of Directors is holding a regular Board meeting on the same date immediately following the 2004 Annual Meeting of Stockholders. Although there is no policy requiring Board members to attend the Annual Meeting of Stockholders, all Board members are invited and encouraged to attend both the Annual Meeting of Stockholders and the Board meeting. Last year, two directors attended our 2003 Annual Meeting of Stockholders.

Identification and Evaluation of Candidates for Board Membership

        The Corporate Governance and Nominating Committee may utilize a variety of methods for identifying and evaluating candidates for director. Candidates may come to the attention of the corporate governance nominating committee through current directors, management, professional search firms, stockholders or other persons. Candidates are evaluated at regular or special meetings of the corporate governance and nominating committee and may be considered at any point during the year. The corporate governance and nominating committee may take such measures that it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Corporate Governance and Nominating Committee, the Board of Directors or management.

        In evaluating a candidate, the corporate governance and nominating committee may consider, among other things, a candidate's decision-making abilities, business experience, relevant expertise, personal integrity and reputation. The Corporate Governance and Nominating Committee may also consider the current size and composition of the Board of Directors and the needs of the Board of Directors and its committees.

        The Corporate Governance and Nominating Committee believes it appropriate for at least one member of the Board of Directors to meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that a majority of the members of the Board of Directors meet the definition of "independent director" under the NASD rules. The Corporate Governance and Nominating Committee also believes it appropriate for certain members of our management to participate as members of the Board of Directors.

        In addition to considering of the makeup and characteristics of the Board of Directors as a whole, the corporate governance and nominating committee believes that all candidates for director individually should meet the following minimum qualifications:

  •
  Commitment to the Company's business success consistent with the highest personal and professional ethics and integrity;

  •
  Proven achievement and competence in the candidate's field and the ability to exercise sound business judgment;

  •
  Skills that are complementary to those of the existing directors;

  •
  The ability to assist and support management and make significant contributions to the Company's success; and

  •
  An understanding of the fiduciary responsibilities that are required of a director and the commitment of time and energy necessary to diligently carry out those responsibilities.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the 2004 fiscal year. This nomination is being presented to the stockholders for ratification at the meeting. Ernst & Young LLP has audited the Company's financial statements for the last eleven years. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

        Fees billed to the Company by Ernst & Young LLP during Fiscal 2003 and 2002:

	Years Ended
Fee Type	December 31, 2003	December 31, 2002
Audit Fees	$574,015	$659,000
Audit-Related Fees	—	—
Tax Fees	$152,188	$58,000
All Other Fees	—	—

Total	$726,203	$717,000

        Fees for audit services include fees associated with the annual audit, the review of the Company's annual report on Form 10-K, the reviews of the Company's quarterly reports on Form 10-Q and statutory audits required internationally. Tax Fees include consulting and compliance on Federal, state and local tax issues.

Vote Required; Recommendation of Board of Directors

        The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the Board's selection. If the stockholders do not ratify the selection, our audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE COMPANY'S BOARD OF DIRECTORS
RECOMMENDS VOTING "FOR" PROPOSAL TWO.

PROPOSAL THREE:

APPROVAL OF THE AMENDED AND RESTATED 1998 STOCK PLAN

Proposal

        This is a proposal to approve the amendment and restatement of our 1998 Stock Plan (the "1998 Plan") so that we can use it to achieve the Company's goals and also receive a federal income tax deduction for certain compensation paid under the 1998 Plan. Our Board of Directors has approved the amendment and restatement of the 1998 Plan, subject to approval from our stockholders at the Annual Meeting. If stockholders approve the amended and restated 1998 Plan, it will replace the current version of the 1998 Plan. Otherwise, the current version of the 1998 Plan will remain in effect. Our named executive officers and directors have an interest in this proposal.

        We believe strongly that the approval of the amended and restated 1998 Plan is essential to our continued success. Our employees are our most valuable assets. Stock options and other awards such as those provided under the amended and restated 1998 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we must compete. Such awards also are crucial to our ability to motivate individuals in our service to achieve the Company's goals.

Changes being made to the 1998 Plan

        The 1998 Plan currently allows for the grant of stock options and stock purchase rights. Stockholders are being asked to approve an amendment to the 1998 Plan to also permit the award of stock appreciation rights, performance shares, and performance units under the 1998 Plan. The ability to grant a wider range of awards under the 1998 Plan will help us achieve our goal of attracting, retaining and motivating our talented personnel. We want to ensure the Company has maximum flexibility in determining the appropriate equity compensation for its employees and other service providers.

        The amended and restated 1998 Plan has also been amended to add specific performance criteria that the 1998 Plan administrator may use to establish performance objectives upon achievement of which will allow certain awards to vest or be issued, which in turn will allow the Company to receive income tax deductions under Section 162(m) of the Internal Revenue Code. Under Section 162(m), the annual compensation paid to the Company's Chief Executive Officer and to each of its four most highly compensated executive officers will be deductible only to the extent that such compensation does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 1998 Plan, establishing limits on the number of awards that any participant may receive and, for awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid. The 1998 Plan has been designed to permit the 1998 Plan administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

        We are not proposing to amend the 1998 Plan in any other material respect.

Summary of the 1998 Stock Plan

        The following is a summary of the principal features of the amended and restated 1998 Plan and its operation. The following summary is qualified in its entirety by reference to the 1998 Plan as set forth in Appendix B to this Proxy Statement.

        Purpose.    The purpose of the 1998 Plan is to aid the Company in recruiting and retaining key employees, directors and consultants who provide significant services to the Company and to motivate such employees, directors and consultants to exert their best efforts on behalf of the Company by providing incentives through the granting of equity-based awards. We believe that, over the years, our stock plans have made a significant contribution to the success of the Company's business by increasing its ability to attract and retain highly competent individuals on whose judgment, initiative, leadership, and continued efforts the growth and profitability of the Company depend.

        Administration. A committee of at least two non-employee members of our Board of Directors (the "Committee") administers the 1998 Plan. To make grants to certain of our officers and key employees, the members of the Committee must qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan). Subject to the terms of the 1998 Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive awards, determine the terms and conditions of awards, and interpret the provisions of the 1998 Plan and outstanding awards. The Committee may delegate any part of its authority and powers under the 1998 Plan to one or more directors and/or officers of the Company, but only the Committee itself can make awards to participants who are executive officers of the Company.

        Shares Available for Issuance under the 1998 Plan.    Shares under the 1998 Plan may be authorized but unissued, or reacquired shares. The maximum aggregate number of shares of the Company common stock that may be optioned and sold under the 1998 Plan is 13,725,903. In addition, the 1998 Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each Company fiscal year, beginning in 2001, equal to the least of:

  •
  5% of the outstanding shares of our common stock on the first day of the fiscal year;

  •
  6,000,000 shares; and

  •
  such lesser amount as the Board of Directors may determine.

        If an award under the 1998 Plan expires or becomes unexercisable without having been exercised in full, the unpurchased shares subject to such awards generally will be returned to the available pool of shares reserved for issuance under the 1998 Plan. Shares that have actually been issued under the 1998 Plan will not be returned to the 1998 Plan and will not be available for future distribution under the 1998 Plan. However, shares of unvested restricted stock that we reacquire will become available for future grant under the 1998 Plan.

        As of March 31, 2004, options to purchase 18,715,915 shares of common stock and 9,859,461 shares were available for future grant under this Plan.

        Types of Awards.    The amended and restated 1998 Plan permits the grant of the following types of incentive awards: (1) incentive stock options, (2) nonstatutory stock options, (3) stock purchase rights, (4) stock appreciation rights, (5) performance shares, and (6) performance units.

        Eligibility to Receive Awards.    The Committee selects the participants who will be granted awards under the 1998 Plan. Those eligible for awards under the 1998 Plan include employees and consultants who provide services to the Company or its parent or subsidiary companies. Members of the Board of Directors are also eligible to participate in the 1998 Plan. Notwithstanding the foregoing, only employees are eligible to receive incentive stock options.

        Stock Options. A stock option is the right to acquire shares of the Company's common stock at a fixed exercise price for a fixed period of time. Under the 1998 Plan, the Committee may grant non-qualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of shares covered by each option, but during any fiscal year of the Company, no participant may be granted options covering more than 2,000,000 shares. However, in connection with his or her initial employment, an optionee may be granted an additional option to purchase up to 4,000,000 shares.

        The exercise price of the shares subject to each option is set by the Committee. However, in the case of incentive stock options as well as nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price for such options will be at least 100% of the fair market value (on the date of grant) of underlying shares. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary.

        An option granted under the 1998 Plan generally cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the 1998 Plan expire at the times established by the Committee. In the case of incentive stock options, such term is limited to 10 years after the grant date (or 5 years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries).

        After termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the option agreement. If no such period of time is stated in a participant's option agreement, a participant will generally be able to exercise his or her option for (1) three months following his or her termination for reasons other than death or disability, and (2) one year following his or her termination due to death or disability. In no event will an option be able to be exercised later than the expiration of its original term.

        Stock Purchase Rights.    Awards of stock purchase rights are rights to acquire or purchase shares of Company common stock. Often, the shares acquired or purchased will be considered restricted stock, which are shares that vest in accordance with the terms and conditions established by the Committee. Unless the Committee determines otherwise, the award agreement will grant the Company a repurchase option exercisable upon the termination of the participant's service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will generally be the original price paid by the purchaser. The Committee may impose whatever conditions to vesting it determines to be appropriate. For example, the Committee may set restrictions based on the achievement of specific performance goals. The Committee will determine the number of shares granted pursuant to a stock purchase right, but no participant will be granted a right to purchase or acquire more than 600,000 shares of common stock during any fiscal year, except that a participant may be granted a stock purchase right covering up to an additional 1,200,000 shares in connection with his or her initial employment with the Company.

        Stock Appreciation Rights.    Stock appreciation rights may be granted alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the 1998 Plan. No participant will be granted stock appreciation rights covering more than 600,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,200,000 shares in connection with his or her initial employment with the Company.

        After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the award agreement. If no such period of time is stated in a participant's award agreement, a participant will generally be able to exercise his or her stock appreciation right for (1) three months following his or her termination for reasons other than death or disability, and (2) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

        Performance Shares/Units.    Performance units and performance shares are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Committee are achieved or the awards otherwise vest. The Committee will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. No participant will receive performance units with an initial value greater than $1,000,000 and no participant will receive more than 600,000 performance shares during any fiscal year, except that a participant may be granted performance shares covering up to an additional 1,200,000 shares in connection with his or her initial employment with the Company.

        Limited Transferability of Awards.    Awards granted under the 1998 Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the applicable laws of descent and distribution. During the participant's lifetime, only the participant may exercise the award. If the Committee makes an award under the 1998 Plan transferable, such award will contain such additional terms and conditions as the Committee deems appropriate.

        Changes in Capitalization.    If we experience a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification affecting our shares, or any other increase or decrease in the number of issued shares effected without our receipt of consideration (except for certain conversions of convertible securities) appropriate adjustments will be made, subject to any required action by the Company's stockholders, to the number of shares available for issuance under the 1998 Plan, the number of shares covered by each outstanding award, the price per share covered by each outstanding award, the number of shares that may be added annually to the 1998 Plan, and the numerical per-person share limits for each type of award, as appropriate to reflect the change in capitalization.

        Merger or Sale of Assets.    In the event of the merger of the Company with or into another corporation, or the sale of substantially all the assets of the Company, each outstanding award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding awards, the Committee will provide notice to the recipient that he or she has the right to exercise his or her options, stock purchase rights, and stock appreciation rights as to all of the shares subject to the award. In addition, all restrictions on restricted stock and all performance goals or other vesting requirements for performance shares and units will be as determined by the Board of Directors. If an option, stock purchase right, or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution, the Committee shall notify the holder of such awards the award is fully exercisable for 15 days from the date of such notice and that the award will terminate upon expiration of such period.

        Performance Goals.    As determined by the Committee, the performance goals applicable to an award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) cash position, (b) earnings per share, (c) net income, (d) operating cash flow, (e) operating income, (f) return on assets, (g) return on equity, (h) return on sales, (i) revenue, and (j) total shareholder return.

  Amendment and Termination of the 1998 Plan

        The Board of Directors may at any time amend, alter, suspend, or terminate the 1998 Plan, except that certain amendments may require stockholder approval or the consent of participants in the 1998 Plan. By its terms, the amended and restated Plan will automatically terminate in 2008.

  Number of Awards Granted to Employees, Consultants, and Directors

        The number of awards that an employee, director, or consultant may receive under the 1998 Plan is in the discretion of the Committee and therefore cannot be determined in advance. To date, only stock options have been granted under the 1998 Plan. The following table sets forth (a) the aggregate number of shares subject to options granted under the 1998 Plan during the fiscal year ended December 31, 2003 and (b) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
James Demetriades	—	—
H. Carvel Moore	800,000	$2.04
Thor Culverhouse	200,000	$2.43
Barry Plaga	—	—
Alex Demetriades	500,000	$2.41
Reed Henry	—	—
David Bennett	—	—
All executive officers, as a group	1,500,000	$2.29
Raymond Lane	—	—
John Buckley	50,000	$2.42
Sala Hassanein	—	—
Steven Ledger	—	—
All directors who are not executive officers, as a group	50,000	$2.42
All employees who are not executive officers, as a group	4,052,556	$2.25

Federal Tax Aspects

        The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 1998 Plan. Tax consequences for any particular individual may be different.

        Nonqualified Stock Options.    No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

        Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Stock Purchase Rights, Performance Shares and Performance Units. A participant generally will not have taxable income at the time an award of stock purchase rights (i.e., restricted stock), performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

        Tax Effect for the Company.    The Company generally will be entitled to a tax deduction in connection with an award under the 1998 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option), subject to certain limits under Section 162(m) of the Internal Revenue Code, as discussed in the section titled "Changes Being Made to the 1998 Plan" in this Proposal Three.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 1998 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

  Vote Required; Recommendation of Board of Directors

        We believe strongly that the approval of the amended and restated 1998 Plan is essential to our continued success. Awards such as those provided under the amended and restated 1998 Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the amended and restated 1998 Plan is essential for us to compete for talent in the difficult labor markets in which we operate.

        In addition, stockholder ratification of the proposed amended 1998 Plan will allow us to deduct certain executive compensation in excess of $1,000,000 in a taxable year, and provide us with potentially significant future tax benefits and associated cash flows. In the event the proposed amended 1998 Plan is not ratified by our stockholders, we would be disallowed from taking certain future tax deductions for such executive compensation paid in connection with the 1998 Plan that results in compensation to certain executive officers in excess of $1,000,000 in a taxable year.

        Approval of the amendment and restatement of the 1998 Plan requires the affirmative vote of the holders of a majority of the shares of the Company's common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
APPROVAL OF THE AMENDED AND RESTATED 1998 STOCK PLAN

STOCK OWNERSHIP

Ownership of Major Stockholders

        At the Record Date, 84,278,522 shares of the Company's common stock were issued and outstanding and no shares of the Company's Preferred Stock were issued and outstanding. Based upon information supplied by principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission, as of April 2, 2004, the following individuals and entities were known by the Company to be the beneficial owner of more than 5% of the Company's common stock:

	Beneficial Ownership
Name of 5% Beneficial Owner	Number of Shares	Percent of Total
James T. Demetriades(1) 800 E. Royal Oaks Blvd. Monrovia, CA 91016	27,165,868	31.6%
Norwest Limited L.P., LLLP.(2) 6th and Marquette Minneapolis, MN 55479	5,777,076	6.9%
Raymond J. Lane(3) c/o Kleiner Perkins Caufield & Byers 2751 Sand Hill Road Menlo Park, CA 94025	4,911,314	5.8%
Fuller & Thaler Asset Management, Inc. 411 Borel Avenue, Suite 402 San Mateo,CA 94402.	4,287,900	5.1%

(1)
Includes 1,825,001 shares issuable upon exercise of options which are exercisable within 60 days of April 2, 2004. Also represents 25,226,867 shares held by the James T. Demetriades Family Trust UTD dated March 15, 1996, of which Mr. James T. Demetriades as trustee, 105,200 shares held by his wife and 8,800 shares held by his children.

(2)
Excludes 13,984 shares held in a fiduciary and/or representative capacity by a bank subsidiary of Wells Fargo & Company. Wells Fargo & Company and its bank subsidiary may be deemed to be affiliates of Norwest Limited LP, LLLP. Norwest Limited LP, LLLP disclaims beneficial ownership of the 13,984 shares held by Wells Fargo & Company's bank subsidiary, and such bank subsidiary disclaims beneficial ownership of the shares shown in the table above as held by Norwest Limited LP, LLLP.

(3)
Includes 247,500 shares issuable upon the exercise of options which are exercisable within 60 days of April 2, 2004. Also includes 1,382,351 shares held by Raymond J. Lane Trust UAD 11/02/95, of which Mr. Lane is trustee, and 3,281,463 shares held by Mr. Lane.

Ownership of Directors and Officers

        The following table sets forth the beneficial ownership of the Company's common stock as of April 2, 2004 (i) by each director of the Company, (ii) the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company during fiscal 2003 (such officers are collectively referred to as the "Named Executive Officers"), and (iii) by all directors and Named Executive Officers of the Company as of April 2, 2004, as a group:

	Beneficial Ownership
Name
	Number	Percent
James T. Demetriades(1)	27,165,868	31.6%
John W. Buckley(2)	25,000	*
Salah M. Hassanein(3)	936,799	1.1%
Raymond J. Lane(4)	4,911,314	5.8%
Steven A. Ledger(5)	445,768	*
Barry J. Plaga(6)	640,250	*
Alex Demetriades(7)	1,671,350	2.0%
Reed Henry(8)	533,833	*
H. Carvel Moore, Jr.(9)	150,000	*
Thor Culverhouse	3,010	*
David Bennett(10)	680,848	*
All directors and executive officers as a group (11 persons) (11)	37,283,040	41.7%

*
Less than 1% of the outstanding shares.

(1)
Includes 1,825,001 shares issuable upon exercise of options which are exercisable within 60 days of April 2, 2004. Also represents 25,226,867 shares held by the James T. Demetriades Family Trust UTD dated March 15, 1996, of which Mr. James T. Demetriades as trustee, 105,200 shares held by his wife and 8,800 shares held by his children.

(2)
Consists of 25,000 shares issuable upon the exercise of options which are exercisable within 60 days of April 2, 2004.

(3)
Includes 65,625 shares issuable upon the exercise of options which are exercisable within 60 days of April 2, 2004 held by Mr. Hassanein and 871,174 shares held directly and in trust by Mr. Hassanein.

(4)
Includes 247,500 shares issuable upon the exercise of options which are exercisable within 60 days of April 2, 2004. Also includes 1,382,351 shares held by Raymond J. Lane Trust UAD 11/02/95, of which Mr. Lane is trustee, and 3,281,463 shares held by Mr. Lane.

(5)
Includes 151,875 shares issuable upon the exercise of options which are exercisable within 60 days of April 2, 2004 held by Mr. Ledger.

(6)
Includes 610,000 shares issuable upon the exercise of options which are exercisable within 60 days of April 2, 2004 held by Mr. Plaga, and 30,250 shares held by Mr. Plaga.

(7)
Includes 894,407shares issuable upon the exercise of options which are exercisable within 60 days of April 2, 2004, and 776,943 shares held by Mr. Alex Demetriades.

(8)
Includes 464,584 shares issuable upon the exercise of options which are exercisable within 60 days of April 2, 2004, and 69,249 shares held by Mr. Henry.

(9)
Includes 150,000 shares issuable upon the exercise of options which are exercisable within 60 days of April 2, 2004.

(10)
Includes 677,848 shares issuable upon the exercise of options which are exercisable within 60 days of April 2, 2004.

(11)
Includes 5,111,840 shares issuable upon the exercise of options which are exercisable within 60 days of April 2, 2004.

EXECUTIVE OFFICERS OF THE REGISTRANT

        The following table sets forth information with respect to our executive officers as of April 2, 2004:

Name	Age	Position
James T. Demetriades	41	Chief Executive Officer and Founder
H. Carvel Moore, Jr.	47	President and Chief Operating Officer
Barry J. Plaga	42	Executive Vice President, Finance and Chief Financial Officer
Alex Demetriades	36	Executive Vice President, Products
Thor Culverhouse	40	Senior Vice President, Americas Sales and Services
David Bennett	44	Senior Vice President, Europe, Middle East and Africa
Mark Magarian	37	Senior Vice President, Human Resources

        James T. Demetriades has served as our Chief Executive Officer since he founded SeeBeyond in 1989, and served as our President from our inception through June 2003. Mr. Demetriades also served as our Chairman of the Board from our inception to September 2001. Prior to founding SeeBeyond, Mr. Demetriades was employed by Information Concepts, Inc. where he managed development of software for use in the insurance industry. Mr. Demetriades then worked for a division of American Medical International designing and building custom interfaces between software systems. Mr. Demetriades is a founding member of the ANSI standards group HL7 and a California Institute of Technology Fellow. Mr. Demetriades holds a B.S. degree in computer science and economics from Loyola Marymount University, Los Angeles.

        H. Carvel Moore, Jr. has served as our President and Chief Operating Officer since July 2003. Prior to joining SeeBeyond, Moore served as President, Americas of Novell, Inc. from July 2001 to July 2003, a position he acquired as a result of the acquisition of Cambridge Technology Partners by Novell. Mr. Moore joined Cambridge Technology Partners in September 1998 in connection with Cambridge's acquisition of Excell Data Corporation, a consulting and network services firm where he was President and COO. Mr. Moore continued as President and COO of Excell Data when the company became a subsidiary of Cambridge and also served as Vice President of Cambridge North America Consulting from September to December 1998, as Senior Vice President of North America Consulting and Sales from December 1998 to March 2000, and as President, North America from March 2000 until July 2001. Mr. Moore served as President and Chief Operating Officer of Excell Data Corporation from August 1997 until July 2001, when Novell, Inc. sold Excell Data Corporation to CompuCom Corp. Prior to joining Excell Data Corporation in 1995, Moore served in a variety of sales, management and executive positions at IBM and at Digital Equipment Corporation. Mr. Moore received a B.A. in English from the University of California at Los Angeles.

        Barry J. Plaga has served as our Executive Vice President, Finance and Chief Financial Officer since January 2004 and as Senior Vice President, Finance and Chief Financial Officer since November 1999. From June 1999 to November 1999, Mr. Plaga served as Executive Vice President and Chief Financial Officer for Activision, Inc., a publisher and developer of interactive software and video games. From June 1997 to June 1999, Mr. Plaga served as Senior Vice President and Chief Financial Officer for Activision. From January 1992 to June 1997, Mr. Plaga served as Senior Vice President, Finance and Chief Administrative Officer of Activision. Mr. Plaga received his B.S. in accounting and his master of accounting degree from the University of Southern California.

        Alex Demetriades has served as our Executive Vice President, Products since January 2004, as Senior Vice President, Products from January 2001 to January 2004, and as Vice President of Products from January 2000 to January 2001. From September 1994 to January 2000, Mr. Demetriades was employed in various other positions at SeeBeyond, most recently as Director of Product Management, Architecture and Research. Mr. Demetriades holds B.S. degrees in cognitive science and biophysics, and a B.A. degree in psychology, each from the University of California at San Diego. Alex Demetriades is the brother of James T. Demetriades, our Chief Executive Officer and Founder.

        Thor Culverhouse has served as our Senior Vice President, Americas Sales and Services since September 2003. From June 2002 until April 2003, he served as Senior Vice President, Worldwide Sales and Field Operations at Interwoven. Prior to that, from June 2001 until June 2002, he served as IBM's Vice President, SMB & Channel Sales, Data Management, a position he assumed when IBM acquired Informix. In addition to his tenure at Interwoven and IBM, Mr. Culverhouse also held senior sales and business development positions at Informix from January 1999 until June 2001, and at Snell & Wilcox from February 1997 to October 1998 and Tektronix from January 1988 through February 1997. Mr. Culverhouse received a B.S. in Electrical Engineering from Washington State University and an MBA from the University of Portland.

        David Bennett has served as our Senior Vice President, Europe, Middle East and Africa since September 2003 and as Vice President and General Manager of Europe, Middle East and Africa from March 2000 to September 2003. Prior to joining SeeBeyond, Mr. Bennett spent six years with Documentum Inc. where he held a number of both European and worldwide sales management positions serving most recently as vice president and general manager of EMEA. Mr. Bennett holds an honors degree in business studies and a diploma of the Institute of Marketing having attended Cheltenham College and the University of Southwest, Bristol.

        Mark Magarian has served as our Senior Vice President, Human Resources since October 2002. Prior to joining SeeBeyond, Mr. Magarian served from December 1999 until October 2002 as Senior Vice President of People Services for Mpower Communications Corporation—a public, integrated communication services provider headquartered in Rochester, New York. Prior to his position with Mpower, Mr. Magarian was a partner from July 1996 through December 1999 at Heyman, Kerkorian & Magarian, LLP, a law firm in Fresno, California, where he specialized in labor counseling and employment law. Mr. Magarian received a B.S. in Business Administration from the University of Southern California and a J.D. from Golden Gate University School of Law.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth all compensation received for services rendered to the Company and the Company's subsidiaries in all capacities during the last three fiscal years by (i) the Company's Chief Executive Officer and (ii) the Company's four (4) other Named Executive Officers:

Summary Compensation Table

	Annual Compensation						Long Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation(1)	Awards of Options	All Other Compensation
James T. Demetriades Chief Executive Officer and Founder	2003 2002 2001	$ $ $	300,000 300,000 225,279	$ $ $	177,500 275,000 89,500	— — —	— — 750,000	$81,320 — —	(2)
David Bennett(3) Senior Vice President, Europe, Middle East and Africa	2003 2002 2001	$ $ $	267,630 218,372 168,154		$183,326 187,338 114,980	— — —	— — —	— — —
Barry J. Plaga Executive Vice President, Finance and Chief Financial Officer	2003 2002 2001	$ $ $	285,000 268,333 235,000	$ $ $	110,938 175,000 83,438	— — —	— 230,000 100,000	— — —
Reed Henry Senior Vice President, Business Development	2003 2002 2001	$ $ $	300,000 300,000 232,212	$ $ $	83,750 100,000 62,500	— — —	— 230,000 525,000	— — —
Alex Demetriades Executive Vice President, Products	2003 2002 2001	$ $ $	275,000 266,667 250,000	$ $ $	98,750 105,000 72,000	— — —	500,000 210,000 500,000	— — —
H. Carvel Moore, Jr.(4) President and Chief Operating Officer	2003		$216,026		$37,500	—	—	—
Thor Culverhouse,(5) Senior Vice President, Americas Sales and Services	2003		$65,288		$14,000	—	—	—

(1)
Other compensation in the form of perquisites and other personal benefits have been omitted in those cases where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(2)
Consists of $81,320 of taxable income from life insurance.

(3)
David Bennett's compensation was paid in British Pounds Sterling. His compensation in United States Dollars is calculated here at the rate of US$1.7842 = £1 for 2003, US$1.6095 = £1 for 2002 and US$1.4543 = £1 for 2001, each being the official rate published by the Federal Reserve Bank of New York for noon on December 31 of each year.

(4)
Mr. Moore joined the Company in July 2003.

(5)
Mr. Culverhouse joined the Company in September 2003.

Option Grants in Fiscal Year 2003

        The following table sets forth information concerning grants of stock options to each of the Named Executive Officers during the fiscal year ended December 31, 2003.

		Individual Grants(1)
		% of Total Options Granted to Employees in Fiscal Year (2)
						Potential Realizable Value at Annual Rate of Stock Price Appreciation for Options Term(3)
Name	Options Granted		Exercise or Base Price per Share	Fair Value on Date of Grant	Expiration Date
						0%	5%	10%
James T. Demetriades	—	—	$—	$—	—	—	$—	$—
H. Carvel Moore, Jr.	800,000	14%	2.04	2.04	7/23/2013	0	1,026,356	2,600,988
Thor Culverhouse	200,000	4%	2.43	2.43	9/9/2013	0	305,643	774,559
Barry J. Plaga	—	—	—	—	—	—	—	—
Alex Demetriades	500,000	9%	2.41	2.41	4/16/2013	0	757,818	1,920,460
Reed Henry	—	—	—	—	—	—	—	—
David Bennett	—	—	—	—	—	—	—	—

(1)
These options were granted pursuant to the Company's 1998 Stock Plan and are subject to the terms of such Plan.

(2)
In 2003, we granted employees and consultants options to purchase an aggregate of 5,552,556 shares of common stock.

(3)
The gains shown are "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term as required by the rules promulgated by the Securities and Exchange Commission. These assumed annual compound rates of stock price appreciation do not represent our estimate or projection of future common stock prices.

Aggregate Option Exercises in Last Fiscal Year and
Fiscal Year-end Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2003
					Value of Unexercised In-The-Money Options At December 31, 2003 (1)
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
James T. Demetriades	—	—	1,575,001	625,000	$1,359,003	$1,575,000
H. Carvel Moore, Jr.	—	—	100,000	700,000	225,000	351,000
Thor Culverhouse	—	—	—	200,000	—	400,800
Barry J. Plaga	—	—	597,500	207,500	330,150	—
Alex Demetriades	—	—	564,137	945,270	363,309	1,396,878
Reed Henry	—	—	360,001	394,999	227,668	466,632
David Bennett	—	—	495,834	454,166	265,523	531,498

(1)
The value of unexercised, in-the-money options is the difference between the exercise price of the options and the fair market value of the Company's Common Stock at December 31, 2003 ($4.29).

Equity Compensation Plan Information

        The following table summarizes information as of December 31, 2003 with respect to the shares of the Company's common stock that may be issued under the Company's existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	19,731,055	$4.64	5,252,333
Equity compensation plans not approved by security holders	—	—	—

Total	19,731,055	$4.64	5,252,333

Compensation Arrangements

Report Regarding the Compensation of Executive Officers by the Board of Directors1

        The Compensation Committee of the Board of Directors is comprised of Messrs. Lane, Ledger and Hassanein. All such members are non-employee directors. The Compensation Committee, which held three meetings in 2003, reviews compensation levels of senior management and recommends salaries and other compensation paid to senior management to the Company's Board of Directors for approval.

        Compensation Philosophy.    The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving both short and long-term strategic Company goals, to link executive and stockholder interests through equity-based Plans, and to provide a compensation package that recognizes individual contributions and Company performance. A meaningful portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon Company performance. The Company's compensation philosophy is that cash compensation must be competitive with other technology companies of comparable size in order to help motivate and retain existing staff and provide a strong incentive to achieve specific Company goals. The Company believes that the use of stock options as a long-term incentive links the interests of the employees to that of the stockholders and motivates key employees to remain with the Company to a degree that is critical to the Company's long-term success, while rewarding individuals for the Company's performance, to the extent it is reflected in the stock price of the Company.

        Components of Executive Compensation.    The two key components of the Company's senior management compensation program in fiscal 2003 were base salary and long-term incentives, represented by the Company's stock option program.

        Stock options are generally granted when a senior manager joins the Company and additional options may be granted from time-to-time thereafter. The options granted to each senior manager generally vest over a four (4) year period, although exceptions may be made when deemed necessary or appropriate. In addition to the stock option program, senior managers are eligible to participate in the Company's 2000 Employee Stock Purchase Plan. The Company intends to grant additional options to executive officers and other senior managers from time-to-time based on performance.

        The Company had a bonus program in 2003 in connection with its incentive and retention policies and its assessment of practices of comparable companies in the industry. The bonuses awarded to executive officers other than our Chief Executive Officer during fiscal 2003 were as follows: H. Carvel Moore, Jr., our President and Chief Operating Officer, was awarded $37,500; Barry Plaga, our Executive Vice President, Finance, and Chief Financial Officer, was awarded $110,938; Paul Hoffman, our former President, Americas, was awarded $87,500; Thor Culverhouse, our Senior Vice President, Americas Sales and Services, was awarded $14,000; Alex Demetriades, our Executive Vice President, Products, was awarded $98,750; Reed Henry, our Senior Vice President, Business Development, was awarded $83,750; and David Bennett, our Senior Vice President, Europe, Middle East and Africa, was awarded $183,326.2

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

2
David Bennett's bonus was paid in British Pounds Sterling. His compensation in United States Dollars is calculated here at the rate of US$1.7842 = £1, the official rate published by the Federal Reserve Bank of New York for noon on December 31, 2003.

        Other elements of executive compensation include participation in Company-wide medical and dental benefits and the ability to defer compensation pursuant to a 401(k) Plan. Employees may defer up to 15% of their pre-tax salary subject to statutory limits. The Company matches annual contributions under the 401(k) Plan up to an amount equal to 50% of the participant's elective contribution, up to 8% of compensation.

        Chief Executive Officer Compensation.    Mr. James Demetriades receives an annual base salary of $300,000. In addition, he is eligible for an annual bonus upon attainment of performance goals determined by the Board of Directors pursuant to the advice of the Committee after consultation with Mr. Demetriades. For fiscal 2003, Mr. Demetriades was awarded a bonus of $177,000.

        Except as described above, the Company's Chief Executive Officer receives no other material compensation or benefits not provided to all executive officers.

        Ongoing Review.    The Compensation Committee will be evaluating the Company's compensation policies on an ongoing basis to determine whether they are appropriate to attract, retain and motivate key personnel. The Compensation Committee may determine accordingly that it is appropriate to increase salaries, award additional stock options or grants of restricted stock, or provide other short-term or long-term compensation to senior managers, including executive officers.

        The Board of Directors and the Compensation Committee have considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Company's stock Plans will meet the requirements of being performance-based, the Compensation Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

Compensation Committee of the Board of Directors
Raymond J. Lane (Chairman) Salah M. Hassanein Steven A. Ledger

Compensation Committee Interlocks and Insider Participation

        As noted above, the Compensation Committee is comprised of three non-employee directors: Messrs. Lane, Ledger and Hassanein. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of SeeBeyond serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of SeeBeyond's Board of Directors, nor has such interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company is a party to a lease for a building in Arcadia, California, half of which building is owned by the Demetriades Family Trust dated December 20, 1983, a majority interest of which is owned by Sterge Demetriades and his wife. Sterge Demetriades is the father of James T. Demetriades, the Company's Chief Executive Officer and Founder and Alex Demetriades, the Company's Executive Vice President, Products. The other half of the building is owned by another trust, The 150 E. Foothill Trust dated December 20, 1983, of which James T. Demetriades is one of the beneficiaries. During fiscal 2003, the Company paid rent in the amount of $51,000 under this lease, and during fiscal 2002, the Company paid rent in the amount of $56,000 under this lease. The lease expires in December 2004.

        Prior to 2003, we had paid the premiums on certain life insurance policies for the benefit of James T. Demetriades, who is our Chief Executive Officer and a director. The Company had been named as a beneficiary on such policies up to the amount of the cash value of the policy, and Mr. Demetriades was the beneficiary on such policies for the amounts in excess of the cash value of the policy. In fiscal 2003, Mr. Demetriades incurred taxable income in the amount of $81,320 (the existing cash value of the policies at such time) in order to purchase from the Company the Company's interest in such policies and remove the Company as a beneficiary under such policies. As a result, Mr. Demetriades is now the sole beneficiary under such insurance policies.

        The Company has employed Kristi Rawlinson as its Director of Public Relations. Ms. Rawlinson is the daughter of Raymond J. Lane, the Company's Chairman of the Board. In fiscal 2003, Ms. Rawlinson's salary paid by the Company was approximately $129,000, and her bonus was $8,225.

Change of Control Letter Agreement with Executive Officers

        The Company has entered into change of control letter agreements with the following executive officers:

  •
  H. Carvel Moore, President and Chief Operating Officer;

  •
  Alex Demetriades, Executive Vice President, Products;

  •
  David Bennett, Senior Vice President, EMEA;

  •
  Reed Henry, Senior Vice President, Business Development;

  •
  Barry Plaga, Executive Vice President, Finance and Chief Financial Officer; and

  •
  Mark Magarian, Senior Vice President, Human Resources.

        Under the terms of each of these letter agreements, in the event of a change of control transaction in which SeeBeyond is acquired, 50% of the then-unvested portion of any outstanding stock options granted to these officers under the SeeBeyond stock option plan would vest and become exercisable upon the closing of such change of control transaction.

        In addition, under Mr. Magarian's letter agreement, in the event of a change of control in which Mr. Magarian's employment is made redundant and is terminated as a result of the change of control, Mr. Magarian will be entitled to a severance payment as follows: if during the second year of his employment, an amount equal to three months of his base salary; and if thereafter an amount to be determined that is consistent with other management individuals that have also had their employment terminated.

        In addition, under Mr. Moore's letter agreement, if Mr. Moore's employment is terminated without cause, Mr. Moore will be entitled to a severance payment equal to twelve months of his base salary.

        The Company has entered into a change of control letter agreement dated September 8, 2003, with Thor Culverhouse, Senior Vice President, Sales—North America. Under the terms of Mr. Culverhouse's letter agreement, in the event of a change of control transaction in which SeeBeyond is acquired during the first nine months of Mr. Culverhouse's employment, 25% of the then-unvested portion of any outstanding stock options granted to Mr. Culverhouse under the SeeBeyond stock option plan would vest and become exercisable upon the closing of such change of control transaction. In the event of a change of control transaction in which SeeBeyond is acquired after such initial nine-month period, 50% of the then-unvested portion of any outstanding stock options granted to Mr. Culverhouse under the SeeBeyond stock option plan would vest and become exercisable upon the closing of such change of control transaction. Furthermore under the letter agreement, if Mr. Culverhouse's employment is terminated by SeeBeyond without cause, or if his position becomes redundant due to a change of control, Mr. Culverhouse will be entitled to a severance payment equal to six (6) months of his base salary.

Report of the Audit Committee of the Board of Directors3

        The Audit Committee of the Board of Directors is comprised of Messrs. Ledger, Hassanein and Buckley (chairman). Each such member is a non-employee director, and is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors which is attached as an appendix to this proxy statement.

        The primary responsibilities of the Audit Committee are to (1) review on a continuing basis the internal financial reporting system and controls and audit function of the Company, (2) review the independent auditors' proposed scope and approach, (3) conduct a post-audit review of the financial statements and audit findings, (4) review the performance and monitor the independent auditors, and (5) recommend resolutions for any dispute between the Company's management and its independent auditors.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with the Company's management. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees").

        The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussion with Audit Committees") and the Audit Committee has discussed with Ernst & Young LLP the independence of the auditors from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Steven A. Ledger Salah Hassanein John W. Buckley

3
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

        The following graph compares the total cumulative stockholder return on the Company's common stock with the cumulative total return of the Nasdaq National Market Index and the Dow Jones Technology, Software Index for the period from April 28, 2000 (based on the closing price of the company's stock on the date on which the Company's common stock began trading on the Nasdaq) through December 31, 2003. Total cumulative stockholder return assumes $100 invested at the beginning of the period in the common stock of the Company, the stocks represented in the Nasdaq National Market Index and the stocks represented in the Dow Jones Technology, Software Index, respectively and assumes reinvestment of dividends; the Company has paid no dividends on its common stock. The Dow Jones Technology Software Index is a modified capitalization weighted index of 118 stocks representing software and other technology companies. Historical stock price performance should not be relied upon as indicative of future stock price performance:

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on April 28, 2000
(with dividends reinvested)

Date	SBYN	Dow Jones Technology Software Index	Nasdaq Composite
Apr-00	$100	$100	$100
Jun-00	172	109	103
Sep-00	128	100	98
Dec-00	57	67	64
Mar-01	71	51	48
Jun-01	89	68	56
Sep-01	10	41	39
Dec-01	54	56	51
Mar-02	43	51	48
Jun-02	17	40	38
Sep-02	8	31	30
Dec-02	14	38	35
Mar-03	11	36	35
Jun-03	13	41	42
Sep-03	14	44	46
Dec-03	24	46	52

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and beneficial owners of greater than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on the Company's review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2003 all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholder were satisfied.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company's annual report on Form 10-K for the year ended December 31, 2003 accompanies this proxy statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to Investor Relations, SeeBeyond Technology Corporation, 800 E. Royal Oaks Blvd., Monrovia, California 91016.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

THE BOARD OF DIRECTORS

Monrovia, California
May 3, 2004

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
SEEBEYOND TECHNOLOGY CORPORATION

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of SeeBeyond Technology Corporation (the "Company") shall be to:

  •
  Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

  •
  Assist the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, and (iv) the Company's internal accounting and financial controls;

  •
  Prepare the report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement;

  •
  Provide the Company's Board with the results of its monitoring and recommendations derived therefrom; and

  •
  Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

        In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

        The Audit Committee shall consist of at least three (3) members of the Board. The members of the Audit Committee will be appointed by, and will serve at the discretion of, the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

  •
  Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC;

  •
  Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

  •
  At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

        The responsibilities of the Audit Committee shall include:

1.
Reviewing on a continuing basis the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

2.
Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

3.
Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

4.
Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

5.
Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditors by (i) reviewing the independent auditors' proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors' peer review conducted every three years; (iv) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

6.
Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

7.
Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

8.
Reviewing before release, as practicable, the unaudited quarterly operating results in each Company's quarterly earnings release;

9.
Overseeing compliance with SEC requirements for disclosure of auditor's services and audit committee members, member qualification and activities;

10.
Reviewing, approving and monitoring the Company's code of ethics for its senior financial officers;

11.
Reviewing management's monitoring of compliance with the Company's standards of business conduct and with the Foreign Corrupt Practices Act;

12.
Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

13.
Providing oversight and review at least annually of the Company's risk management policies, including its investment policies;

14.
If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

15.
As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

16.
Reviewing and approving in advance any proposed related party transactions;

17.
Reviewing the Company's compliance with employee benefit plans;

18.
Overseeing and reviewing the Company's policies regarding information technology and management information systems;

19.
Reviewing its own charter, structure, processes and membership requirements.

20.
Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and

21.
Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

        The Audit Committee will meet at least four (4) times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

        The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate to fulfill the responsibilities of the Audit Committee under this charter.

REPORTS:

        In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its recommendations to the Board as may be appropriate, consistent with the Committee's charter, in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

MINUTES:

        The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

COMPENSATION:

        Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

        Members of the Audit Committee may not receive any compensation from the Company except the fees, if any, that they receive for service as a member of the Board of Directors or any committee thereof.

SEEBEYOND TECHNOLOGY CORPORATION

1998 STOCK PLAN

(AS AMENDED AND RESTATED)

        1.    Purposes of the Plan.    The purposes of this 1998 Stock Plan are:

    •
    to attract and retain the best available personnel for positions of substantial responsibility,

    •
    to provide additional incentive to Employees, Directors and Consultants, and

    •
    to promote the success of the Company's business.

        The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Shares and Performance Units.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)   "Applicable Laws" means the requirements relating to the administration of equity based awards under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (c)   "Award" means, individually or collectively, a grant under the Plan of Options, SARs, Stock Purchase Rights, Performance Units or Performance Shares.

          (d)   "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan and shall include an Option Agreement and a Restricted Stock Purchase Agreement, as applicable. The Award Agreement is subject to the terms and conditions of the Plan.

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Cash Position" means as to any Performance Period, the Company's level of cash and cash equivalents.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended.

          (h)   "Committee" means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

          (i)    "Common Stock" means the common stock of the Company.

          (j)    "Company" means SeeBeyond Technology Corporation, a Delaware corporation.

          (k)   "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (l)    "Director" means a member of the Board.

          (m)  "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (n)   "Earnings Per Share" means as to any Performance Period, the Company's or a business unit's Net Income, divided by a weighted average number of Common Stock outstanding and dilutive common equivalent Shares deemed outstanding.

          (o)   "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (q)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (r)   "Fiscal Year" means the fiscal year of the Company.

          (s)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (t)    "Net Income" means as to any Performance Period, the Company's or a business unit's income after taxes.

          (u)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (v)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (w)  "Operating Cash Flow" means as to any Performance Period, the Company's or a business unit's sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

          (x)   "Operating Income" means as to any Performance Period, the Company's or a business unit's income from operations but excluding any unusual items.

          (y)   "Option" means a stock option granted pursuant to the Plan.

          (z)   "Option Agreement" means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (aa) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

          (bb) "Optioned Stock" means the Common Stock subject to an Award.

          (cc) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

          (dd) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (ee) "Participant" means the holder of an outstanding Award, which shall include an Optionee.

          (ff)  "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Net Income, (d) Operating Cash Flow, (e) Operating Income, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i) Revenue, and (j) Total Stockholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Plan Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant. For example (but not by way of limitation), the Administrator may determine that the measures for one or more Performance Goals shall be based upon the Company's pro-forma results and/or results in accordance with generally accepted accounting principles.

          (gg) "Performance Period means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

          (a)   "Performance Share" means an Award granted to a Participant pursuant to Section 9.

          (b)   "Performance Unit" means an Award granted to a Participant pursuant to Section 9.

          (hh) "Plan" means this 1998 Stock Plan, as amended and restated.

          (ii)   "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 7 of the Plan.

          (jj)   "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Participant evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan.

          (kk) "Return on Assets means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets.

          (ll)   "Return on Equity" means as to any Performance Period, the percentage equal to the Company's Net Income divided by average stockholder's equity.

          (mm) "Return on Sales" means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by the Company's or the business unit's, as applicable, revenue.

          (nn) "Revenue" means as to any Performance Period, the Company's or business unit's net sales.

          (oo) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (pp) "Section 16(b) "means Section 16(b) of the Exchange Act.

          (qq) "Service Provider" means an Employee, Director or Consultant.

          (rr)  "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

          (ss)  "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as an SAR.

          (tt)  "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 7 of the Plan.

          (uu) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (vv) "Total Stockholder Return" means as to any Performance Period, the total return (change in Share price plus reinvestment of any dividends) of a Share.

        3.    Stock Subject to the Plan.

        (a)    Number of Shares.    Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 13,725,903 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. The number of Shares reserved for issuance under the Plan shall increase annually on the first day of the Company's Fiscal Year beginning in 2001 by an amount of Shares equal to the lesser of (i) 6,000,000 Shares (ii) 5% of the outstanding Shares on such date or (iii) an amount determined by the Board. The Shares may be authorized but unissued, or reacquired Common Stock. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan will be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Award is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Award is exercised

        (b)    Share Usage.

            (i)    If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company, such Shares shall become available for future grant under the Plan.

            (ii)   Notwithstanding the foregoing and, subject to adjustment provided in Section 12, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under paragraph (i) above.

        4.    Administration of the Plan.

          (a)    Procedure.

            (i)    Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

            (ii)    Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (iii)    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv)    Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            (i)    to determine the Fair Market Value;

            (ii)   to select the Service Providers to whom Awards may be granted hereunder;

            (iii)  to determine the number of Shares to be covered by each Award granted hereunder;

            (iv)  to approve forms of agreement for use under the Plan;

            (v)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi)  to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;

            (vii) to institute an Option Exchange Program;

            (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

            (ix)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

            (x)   to modify or amend each Award (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

            (xi)  to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

            (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

        5.    Eligibility.    Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Shares, and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

        6.    Stock Options.

          (a)    Limitations.

            (i)    Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            (ii)   The following limitations shall apply to grants of Options:

              (A)  No Service Provider shall be granted, in any Fiscal Year of the Company, Options to purchase more than 2,000,000 Shares.

              (B)  In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 4,000,000 Shares, which shall not count against the limit set forth in subsection (i) above.

              (C)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

              (D)  If an Option and/or Stock Appreciation Right is cancelled in the same Fiscal Year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option and/or Stock Appreciation Right will be counted against the limits set forth in subsections (A) and (B) above. For this purpose, if the exercise price of an Option and/or Stock Appreciation Right is reduced, the transaction will be treated as a cancellation of the Option and/or Stock Appreciation Right and the grant of a new Option and/or Stock Appreciation Right.

          (b)    Term of Option.    The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (c)    Option Exercise Price and Consideration.

            (i)    Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

              (A)  In the case of an Incentive Stock Option

                a)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                b)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (B)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (C)  Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

            (ii)    Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

            (iii)    Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

              (A)  cash;

              (B)  check;

              (C)  promissory note;

              (D)  other Shares which (A) in the case of Shares acquired from the Company, have been owned by the Participant, and not subject to a substantial risk of forfeiture, for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

              (E)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

              (F)  a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement;

              (G)  any combination of the foregoing methods of payment; or

              (H)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

          (d)    Exercise of Option.

            (i)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (ii)    Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (iii)    Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (iv)    Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant's estate or, if none, by the person(s) entitled to exercise the Option under the Participant's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e)    Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

        7.    Stock Purchase Rights.

          (a)    Grant of Stock Purchase Rights.    The Administrator, in its sole discretion, will determine the number of Shares to be granted to each Participant under Stock Purchase Rights, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 600,000 Shares subject to Stock Purchase Rights. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted an aggregate of up to an additional 1,200,000 Shares subject to Stock Purchase Rights.

          (b)    Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (c)    Repurchase Option.    Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Award Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

          (d)    Other Provisions.    The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

            (i)    General Restrictions.    The Administrator may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

            (ii)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Stock Purchase Rights as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the latest date permissible to enable the Stock Purchase Rights to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Stock Purchase Rights which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Stock Purchase Rights under Section 162(m) of the Code (e.g., in determining the Performance Goals).

            (e)    Rights as a Stockholder.    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

        8.    Stock Appreciation Rights.

          (a)    Grant of SARs.    Subject to the terms and conditions of the Plan, an SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

          (b)    Number of Shares.    The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, provided that during any Fiscal Year, no Participant will be granted SARs covering more than 600,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted SARs covering up to an additional 1,200,000 Shares.

          (c)    Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan.

          (d)    SAR Agreement.    Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (e)    Expiration of SARs.    An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to SARs.

          (f)    Payment of SAR Amount.    Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

            (i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

            (ii)   The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

        9.    Performance Units and Performance Shares.

          (a)    Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $1,000,000 and (b) no Participant will receive more than 600,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a

  Participant's initial service as an Employee, an Employee may be granted up to an additional 1,200,000 Performance Shares.

          (b)    Value of Performance Units/Shares.    Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c)    Performance Objectives and Other Terms.    The Administrator will set performance objectives (including, without limitation, continued service) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met will be called the "Performance Period." Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

            (i)    General Performance Objectives.    The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

            (ii)    Section 162(m) Performance Objectives.    For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares will be based on the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the latest date permissible to enable the Performance Units/Shares to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

            (d)    Earning of Performance Units/Shares.    After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

            (e)    Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

            (f)    Cancellation of Performance Units/Shares.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

        10.    Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the

Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

        11.    Leaves of Absence.    Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

        12.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of Shares that may be added annually to the Plan pursuant to Section 3(a), the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Award, and the numerical Share limits in Sections 3, 6(a), 7(a), 8(b), and 9(a), shall be proportionately adjusted for any change in, or increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of the Common Stock, or any other change in, or increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Restricted Stock shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

          (c)    Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise his or her Option, Stock Purchase Right, or Stock Appreciation Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, and all restrictions on Restricted Stock and all performance goals or other vesting criteria with respect to Performance Shares and Performance Units will be as determined by the Board. In addition, if an

  Option, Stock Purchase Right, or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Option, Stock Purchase Right, or Stock Appreciation Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option, Stock Purchase Right, or Stock Appreciation Right shall terminate upon the expiration of such period. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets (and in the case of Performance Units, for each implied share determined by dividing the value of the Performance Unit by the per Share consideration received by holders of Common Stock in the merger or asset sale), an amount of consideration (whether stock, cash, or other securities or property) equal to the fair market value of the consideration received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Stock Purchase Right, or Stock Appreciation Right, or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per Share consideration received by holders of Common Stock in the merger or asset sale), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

        Notwithstanding anything in this Section 12(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant's consent; provided, however, a modification to such performance goals only to reflect the successor corporation's post-merger or post-asset sale corporate structure will not be deemed to invalidate an otherwise valid Award assumption

        13.    No Effect on Employment or Service.    Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

        14.    Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

        15.    Term of Plan.    Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

        16.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)    Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        17.    Conditions Upon Issuance of Shares.

          (a)    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

          (c)    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        18.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        19.    Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

PROXY

SEEBEYOND TECHNOLOGY CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints James T. Demetriades and Mark A. Brooks, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock of SeeBeyond Technology Corporation, a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Ritz-Carlton 1401 South Oak Knoll, Pasadena, California 91106, on June 3, 2004, at 10:00a.m., local time, or any adjournment thereof and to vote all shares of common stock which the undersigned would be entitled to vote thereat if then and there personally present, on the matters set forth below:

        THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR ELECTION AS DIRECTORS, AND TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2004.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

You can now access your SeeBeyond account online.

Access your SeeBeyond Technology Corporation, shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for SeeBeyond Technology Corporation, now makes it easy and convenient to get current information on your shareholder account.

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Please Mark Here for Address Change or Comments ☒
SEE REVERSE SIDE

  THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

1.	Proposal to elect the following nominees as members of our board of directors:	FOR nominees listed below (except as indicated) ☐	WITHHOLD authority to vote for the nominees listed below ☐
01 John W. Buckley
02 Steven A. Ledger
(Instruction: If you wish to withhold authority to vote for any individual nominee, strike a line through such nominee's name above.)

2.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the 2004 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Proposal to amend 1998 Stock Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the annual meeting, or at any adjournment(s) or postponement(s) thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Both of the foregoing attorneys-in-fact or their substitutes or, if only one shall be present and acting at the annual meeting or any adjournment(s) or postponement(s) thereof, the attorney-in-fact so present, shall have and may exercise all of the powers of said attorney-in-fact hereunder.
Signature	Date	Signature	Date

NOTE: THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER EXACTLY AS HIS, HER OR ITS NAME APPEARS HEREON. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE AND IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/sbyn		Telephone 1-800-435-6710		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL THREE: APPROVAL OF THE AMENDED AND RESTATED 1998 STOCK PLAN
STOCK OWNERSHIP
EXECUTIVE OFFICERS OF THE REGISTRANT
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Option Grants in Fiscal Year 2003
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values
Equity Compensation Plan Information
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN
CHART
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS
APPENDIX A - AUDIT COMMITTEE CHARTER
APPENDIX B - 1998 STOCK PLAN
SEEBEYOND TECHNOLOGY CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS